UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 7, 2011 (October 4, 2011)

UNITED STATES OIL AND GAS CORP
(Exact Name of Registrant as Specified in Charter)

Delaware	000-53971	26-0231090
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11782 Jollyville Road, Suite 211B
Austin, Texas 78759
 (Address of Principal Executive Offices)

(512) 464-1225
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14.a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into Material Definitive Agreement.

On October 4, 2011 United States Oil and Gas Corp (the “Registrant”) and Jeff Turnbull entered into a Stock Purchase and Termination Agreement pursuant to which the Registrant sold all of the issued and outstanding shares  (the “Shares”) of capital stock of Turnbull Oil, Inc. owned by Registrant to Mr. Turnbull for consideration of cash amounts previously paid by the Registrant to Mr. Turnbull for the purchase of the Shares since May 15, 2009, the date Registrant acquired the Shares from Mr. Turnbull (the “Purchase”), and the cancellation of approximately $3.45 million of indebtedness, consisting of all principal and interest owed by Registrant to Mr. Turnbull in connection with the Purchase.  The closing of the sale of the Shares was deemed to be effective as of October 1, 2011.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

The information set forth in Item 1.01 above is incorporated into this Item 2.01 by reference.

Item 7.01.	Regulation FD Disclosure.

On October 7, 2011 the Registrant issued a press release announcing the sale of Turnbull Oil. A copy of the press release is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

The following exhibit is hereby furnished as part of this Current Report on Form 8-K under Item 7.01 and Item 9.01 of Form 8-K and shall not be deemed filed.

  (d) Exhibits

Exhibit No.	Description
99.1	Press release dated October 7, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 7, 2011		UNITED STATES OIL AND GAS CORP
	By:	/S/ Alex Tawse
	Name:	Alex Tawse
	Its:	Chief Executive Officer